Exhibit 99.1

Annaly Capital Management, Inc. Announces Retirement of Chief Legal Officer

Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) announced today that Anthony Green, the Chief Legal Officer, Chief Corporate Officer and Secretary and a senior member of the executive team, will be retiring after a distinguished 16 years with Annaly. Effective January 1, 2026, Mr. Green will become a Senior Advisor to the Company through March 31, 2026.

Since joining the Company in 2009, Mr. Green has been pivotal in his multiple roles within the legal department, culminating in his appointment as the Chief Legal Officer in 2017 and the Chief Corporate Officer in 2019, where he was responsible for the Company’s legal and compliance groups, corporate responsibility efforts, government relations and various control functions. He was instrumental in the Company’s internalization of its management structure in 2020, aligning governance and operations with traditional public company best practices.

“Anthony has been a trusted advisor, strategic business partner and valued colleague,” said Chief Executive Officer and Co-Chief Investment Officer David Finkelstein. “During his career at Annaly, Anthony helped steer us forward through times of transformational change as we became an internally managed public company, supported complex acquisitions and divestitures and strengthened our governance while building high-performing teams. We have relied on Anthony’s exceptional leadership, wise counsel and sound judgment over the years, and we are grateful for his lasting contributions to Annaly in multiple aspects.”

About Annaly

Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “should,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our residential credit business; our ability to grow our mortgage servicing rights business; credit risks related to our investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact

Annaly Capital Management, Inc.

Investor Relations

1-888-8Annaly

investor@annaly.com